EXHIBIT 4(b)

                          PRUCO LIFE INSURANCE COMPANY
                        2999 NORTH 44th STREET, SUITE 250
                             PHOENIX, ARIZONA 85014

                                (A Stock Company)

Please read this contract (the "Annuity") carefully; it is a legal contract between you and Pruco Life Insurance Company. Unless you direct otherwise, we will pay the named Owner(s), on the Annuity Payment Date, the first of a series of annuity payments, the frequency, period, and dollar amounts of which are determined in accordance with the terms and conditions of the annuity option payable, provided that both you and the Annuitant(s) are then living.

This Annuity is issued subject to its provisions and in consideration of any Purchase Payments you make and we accept. The provisions of this Annuity will be applied in accordance with the laws of the jurisdiction where the Annuity is delivered or issued for delivery. Unless otherwise noted, all terms and provisions of this Annuity are applicable only during the Accumulation Period.

                                 RIGHT TO CANCEL

You may return this Annuity to our Office or to the representative who sold it to you for a refund within ten days after you receive it, or longer if required by applicable law or regulation. It can be mailed or delivered either to us, at our Office, or to the representative who sold it to you. Return of this Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. Unless otherwise required by applicable law or regulation, we determine the amount of the refund as of the Valuation Day we receive your refund request at our Office. We recover any Credits upon exercise of this right. The amount of the refund will be the amount required to be returned in accordance with applicable law.

                    Signed for Pruco Life Insurance Company:


             [___________________]          [___________________]
                   Secretary                       President

              INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                                NON-PARTICIPATING
           SUB-ACCOUNTS, FIXED RATE OPTIONS, AND MARKET VALUE ADJUSTED
                   ("MVA") OPTIONS ALL MAY BE MADE AVAILABLE

           IN THE ACCUMULATION PERIOD ANY PAYMENTS AND VALUES PROVIDED
              UNDER THE SUB-ACCOUNTS ARE BASED ON THEIR INVESTMENT
        PERFORMANCE AND ARE, THEREFORE, NOT GUARANTEED. PLEASE REFER TO
         THE SECTION ENTITLED "ACCOUNT VALUE IN THE SUB-ACCOUNTS" FOR A
                           MORE COMPLETE EXPLANATION.

           IN THE ACCUMULATION PERIOD ANY PAYMENTS AND VALUES PROVIDED
             UNDER THE MVA OPTIONS MAY BE SUBJECT TO A MARKET VALUE
           ADJUSTMENT. SUCH A MARKET VALUE ADJUSTMENT MAY INCREASE OR
           DECREASE ANY SUCH PAYMENTS OR VALUES. PLEASE REFER TO THE
         SECTION ENTITLED "ACCOUNT VALUE OF THE MVA OPTIONS" FOR A MORE
                             COMPLETE EXPLANATION.

        PAYOUT OPTIONS ARE SPECIFIED IN THE ANNUITY. OTHER OPTIONS MAY BE
                                 MADE AVAILABLE.

                                TABLE OF CONTENTS

DEFINITIONS ...............................................................    7
RIDERS OR ENDORSEMENTS ....................................................    9
ALLOCATION OF ACCOUNT VALUE ...............................................    9
OPERATION OF THE SEPARATE ACCOUNTS ........................................   10
CHARGES ...................................................................   12
OWNER RIGHTS AND DESIGNATIONS .............................................   13
PURCHASE PAYMENTS .........................................................   14
ACCOUNT VALUE .............................................................   14
ALLOCATION RULES FOR ACCOUNT VALUE ........................................   16
MATURITY ..................................................................   17
DISTRIBUTIONS .............................................................   18
DEATH BENEFIT .............................................................   19
ANNUITY PAYOUT OPTIONS ....................................................   21
GENERAL PROVISIONS ........................................................   22
ANNUITY TABLES ............................................................   23

                                    SCHEDULE

ANNUITY NUMBER: [001-00001]          ISSUE DATE: [MARCH 1, 2006]

TYPE OF BUSINESS:  [NON-QUALIFIED]

OWNER: [JOHN DOE]        DATE OF BIRTH:  [OCTOBER 21, 1970]       SEX:  [MALE]

OWNER: [MARY DOE]        DATE OF BIRTH:  [OCTOBER 15, 1970]       SEX:  [FEMALE]

ANNUITANT: [JOHN DOE]    DATE OF BIRTH:  [OCTOBER 21,1970]        SEX:  [MALE]

LATEST AVAILABLE ANNUITY DATE:  [THE FIRST DAY OF THE CALENDAR MONTH FIRST
         FOLLOWING THE ANNUITANT'S 95TH BIRTHDAY.]

EARLIEST AVAILABLE ANNUITY DATE:  [THREE YEARS FROM THE ISSUE DATE, OR THREE
         YEARS FROM THE DATE ANY NEW ANNUITANT BECOMES THE ANNUITANT.]

DEFAULT ANNUITY OPTION: [IN THE ABSENCE OF AN ELECTION WE RECEIVE IN GOOD ORDER, MONTHLY PAYMENTS WILL COMMENCE UNDER FIXED LIFE INCOME ANNUITY OPTION 2 WITH 120 MONTHS CERTAIN.]

PURCHASE PAYMENT:  $[1,000]

[PURCHASE PAYMENT LIMITATION: PURCHASE PAYMENTS WILL BE ACCEPTED UP TO AND INCLUDING [AGE 85] BASED ON THE OLDEST NATURAL OWNER OR THE ANNUITANT IF THE ANNUITY IS OWNED BY AN ENTITY]

MINIMUM ADDITIONAL PURCHASE PAYMENT:  $[100]

MINIMUM ADDITIONAL PURCHASE PAYMENT UNDER AUTOMATIC PURCHASE PLANS:  $[50]

MINIMUM WITHDRAWAL AMOUNT:  $[100]

MAXIMUM FREE WITHDRAWAL:  [10%]

MINIMUM SURRENDER VALUE AFTER WITHDRAWAL:  $[1,000]

MINIMUM ANNUITY PAYMENT:  $[100 PER MONTH]

MAXIMUM NUMBER OF SUB-ACCOUNTS IN WHICH YOU MAY MAINTAIN ACCOUNT
         VALUE:  [NOT APPLICABLE]

MINIMUM TRANSFER AMOUNT:  $[50.  WE RESERVE THE RIGHT TO WAIVE THE MINIMUM
         TRANSFER AMOUNT.]

MVA OPTION:  [NOT AVAILABLE]

CREDIT(S):  [NOT AVAILABLE]

CONTINGENT DEFERRED SALES CHARGE:

                  LENGTH OF TIME                     PERCENTAGE OF PURCHASE
                  SINCE PURCHASE PAYMENT             PAYMENTS BEING LIQUIDATED
                     [0-1 year                              7.0%
                      1-2 years                             6.0%
                      2-3 years                             5.0%
                      3-4 years                             4.0%
                      4-5 years                             3.0%
                      5-6 years                             2.0%
                      6-7 years                             1.0%
                       7+ years                               0%]

TRANSFER FEE:  $[10 PER TRANSFER AFTER THE TWENTIETH IN ANY ANNUITY YEAR.  WE
         RESERVE THE RIGHT TO: (1) INCREASE THE TRANSFER FEE, BUT IT WILL NOT EXCEED $20 PER TRANSFER AFTER THE EIGHTH IN ANY ANNUITY YEAR AND (2) WAIVE THE TRANSFER FEE IF THE TRANSFER IS MADE IN A MODE ACCEPTABLE TO US.]

TRANSFER AMOUNT ALLOWED FROM A FIXED RATE OPTION:  [100% OF THE ACCOUNT VALUE
         OF THE MATURING FIXED RATE OPTION ON ITS MATURITY DATE OR WITHIN 30 DAYS AFTER THE MATURITY DATE.]

MAINTENANCE FEE: [LESSER OF $35 OR 2% OF UNADJUSTED ACCOUNT VALUE, BUT ONLY IF
         THE UNADJUSTED ACCOUNT VALUE AT THE TIME THE FEE IS DUE IS LESS THAN $100,000. WE RESERVE THE RIGHT TO: (1) INCREASE THE MAINTENANCE FEE, BUT IT WILL NOT EXCEED $50 PER ANNUITY YEAR, AND (2) CHANGE THE AMOUNT OVER WHICH WE WILL WAIVE THE MAINTENANCE FEE.]

INSURANCE CHARGE:  [1.15%]

[FIXED RATE OPTION:
         MINIMUM INTEREST CREDITING RATE: [2.0% ANNUALLY ON ALL AMOUNTS FIRST ALLOCATED OR TRANSFERRED TO A FIXED RATE OPTION PRIOR TO THE TENTH ANNIVERSARY OF THE ISSUE DATE; 3.0% ANNUALLY ON ALL AMOUNTS ALLOCATED OR TRANSFERRED TO A FIXED RATE OPTION ON OR AFTER THE TENTH ANNIVERSARY OF THE ISSUE DATE.]

         GUARANTEE PERIODS AND INITIAL INTEREST RATES AS OF THE ISSUE DATE:

                                                    INITIAL ADDITIONAL ONE-YEAR
                                                    INTEREST CREDITING RATE FOR
 GUARANTEE PERIODS        INITIAL INTEREST RATE     THE GUARANTEE PERIOD SHOWN
      [1 year                        X%                         X%
       2 years                       X%                         X%
       3 years                       X%                         X%
       4 years                       X%                         X%
       5 years                       X%                         X%
       6 years                       X%                         X%
       7 years                       X%                         X%
       8 years                       X%                         X%
       9 years                       X%                         X%
      10 years                       X%                         X%]

         THE ADDITIONAL INTEREST CREDITING RATE VARIES BASED UPON THE GUARANTEE PERIOD YOU ELECT, BUT IS CREDITED FOR ONE YEAR ONLY, BEGINNING ON THE DATE YOU ALLOCATE A PURCHASE PAYMENT, OR PART OF ONE, TO A FIXED RATE OPTION

         PLEASE NOTE THAT THE GUARANTEE PERIODS AND CORRESPONDING INITIAL INTEREST RATES SHOWN ARE THOSE YOU SELECTED AT THE ISSUE DATE OF THIS ANNUITY. WE MAY OFFER DIFFERENT GUARANTEE PERIODS OF DIFFERENT DURATION AFTER THE ISSUE DATE. THE INITIAL INTEREST RATES SHOWN ARE EFFECTIVE ONLY AS OF THE ISSUE DATE. THE INTEREST RATES FOR NEW FIXED RATE OPTIONS MAY BE CHANGED PERIODICALLY.]

[MVA OPTION:
         MINIMUM INTEREST CREDITING RATE:  [3.0%]

         GUARANTEE PERIODS AND INITIAL INTEREST RATE AS OF THE ISSUE DATE:

         GUARANTEE PERIODS                    INITIAL INTEREST RATE
              [1 year                                  X%
               2 years                                 X%
               3 years                                 X%
               4 years                                 X%
               5 years                                 X%
               6 years                                 X%
               7 years                                 X%
               8 years                                 X%
               9 years                                 X%
              10 years                                 X%]

         PLEASE NOTE THAT THE GUARANTEE PERIODS AND CORRESPONDING INITIAL INTEREST RATES SHOWN ARE THOSE YOU SELECTED AT THE ISSUE DATE OF THIS ANNUITY. WE MAY OFFER DIFFERENT GUARANTEE PERIODS OF DIFFERENT DURATION AFTER THE ISSUE DATE. THE INITIAL INTEREST RATES SHOWN ARE EFFECTIVE ONLY AS OF THE ISSUE DATE. THE INTEREST RATES FOR NEW MVA OPTIONS MAY BE CHANGED PERIODICALLY.

         INDEX PERTAINING TO MVA OPTIONS: [THE INDEX IS BASED ON THE STRIP YIELDS PROVIDED TO US BY AN INDEPENDENT PRICING SERVICE OF OUR CHOICE AS OF THE DATE WE DECLARE A RATE OF INTEREST. THE APPLICABLE TERM (LENGTH OF TIME FROM ISSUANCE TO MATURITY) OF THE STRIPS IS THE SAME AS THE DURATION OF THE GUARANTEE PERIOD. IF NO STRIPS ARE AVAILABLE FOR SUCH TERM,

         STRIPS FOR THE NEXT SHORTEST TERM ARE USED. IF THE UNITED STATES TREASURY DISCONTINUES OFFERING ANY OF THE APPLICABLE CERTIFICATES OF INDEBTEDNESS UPON WHICH STRIPS ARE BASED OR IF THERE IS ANY DISRUPTION IN THE MARKET FOR STRIPS THAT WOULD HAVE AN IMPACT ON OUR ABILITY TO OBTAIN MARKET VALUATIONS FOR SUCH INSTRUMENTS, WE WILL SUBSTITUTE INDICES WHICH IN OUR OPINION ARE COMPARABLE.]

         LIQUIDITY FACTOR: [0.0025]

         BOND INDEX: [MERRILL LYNCH [1 TO 10] YEAR INVESTMENT GRADE CORPORATE BOND INDEX]]

VARIABLE SEPARATE ACCOUNT(S): [PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY
         ACCOUNT]

[MVA SEPARATE ACCOUNT:  [PRUCO LIFE MODIFIED GUARANTEED ANNUITY ACCOUNT]]

OFFICE:  [PRUDENTIAL ANNUITY SERVICE CENTER
         P.O. BOX 7960
         PHILADELPHIA, PA  19176
         TOLL-FREE: 1-888-PRU-2888
         WEBSITE:  WWW.PRUDENTIAL.COM]
                   ------------------

                                   DEFINITIONS

Account Value: The value of each allocation to a Sub-account, Fixed Rate Option, or MVA Option prior to the Annuity Date, plus any earnings and/or less any losses, distributions, and charges thereon, before assessment of any applicable contingent deferred sales charge, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement and any applicable maintenance fee. Account Value is determined separately for each Sub-account and for each Fixed Rate Option and MVA Option, and then totaled to determine Account Value for your entire Annuity. Account Value of each MVA Option is calculated using an MVA, if applicable.

Accumulation Period: The period of time from the Issue Date through the Valuation Day preceding the Annuity Date.

Annuitant(s): Annuity payments are based upon this person's(s') life (lives).

Annuity Date: The date on which we apply your Account Value to the applicable annuity option and begin the Payout Period.

Annuity Payment Date: The date the first annuity payment is payable.

Annuity Years: Continuous 12-month periods commencing on the Issue Date and each anniversary of the Issue Date.

Beneficiary(ies): The person(s) or entity(ies) designated as the recipient of the death benefit.

Contingent Annuitant(s): The person(s) named to become the Annuitant on the Annuitant's(s') death prior to the Annuity Date. We may limit your right to designate a Contingent Annuitant(s). Please refer to the section "Participation Rights and Designations" for additional information.

Current Rates: The interest rates we offer to credit to Fixed Rate Options or MVA Options for the duration of newly beginning Guarantee Periods under this Annuity. Current Rates are contained in a schedule of rates established by us from time to time for the Guarantee Periods then being offered. We may establish different schedules for different classes and for different annuities.

Fixed Rate Option(s): An allocation option that is credited a fixed rate of interest for a specified Guarantee Period and is to be supported by assets in our general account.

Good Order: Good order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received (and where applicable, processed) at our Office: (a) in a form that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic transmission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

Guarantee Period: A period of time during which we credit a fixed rate of interest on an MVA Option or Fixed Rate Option.

Issue Date: The effective date of this Annuity.

MVA: A market value adjustment used in the determination of Account Value of each MVA Option as of a date other than such MVA Option's Maturity Date and thirty days prior thereto. The Annuity describes other circumstances when the application of the MVA may be waived. The application of an MVA may increase or decrease any distributions or values.

MVA Option: An allocation option that is to be credited a fixed rate of interest for a specified Guarantee Period and is to be supported by assets in the MVA Separate Account.

MVA Separate Account: The separate account shown in the Schedule used in relation to MVA Options.

Maturity Date: The last day in a Guarantee Period.

Office: The location shown in the Schedule where all requests and payments regarding this Annuity are to be sent. The Office address may be changed at any time. We will notify you in advance of any change in address.

Owner: The person or entity shown as Owner in the Schedule unless later changed.

Payout Period: The period starting on the Annuity Date during which annuity payments are due.

Purchase Payment: A cash consideration in currency of the United States of America given to us in exchange for the rights, privileges and benefits outlined in this Annuity.

Spouse: An individual whom we believe would be recognized as a Spouse under federal law.

Sub-account: A division of the Variable Separate Account(s) shown in the Schedule.

Surrender Value: The Account Value less any applicable contingent deferred sales charge, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement and any applicable maintenance fee.

Unadjusted Account Value: The Account Value prior to the application of any MVA.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day that the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

Variable Separate Account(s): The variable separate account(s) shown in the Schedule used in relation to Sub-accounts.

we, us, our:  Pruco Life Insurance Company.

you, your:  The Owner(s) shown in the Schedule.

                             RIDERS OR ENDORSEMENTS

One or more riders or endorsements may be attached and made part of your Annuity. Such riders or endorsements may contain additional or different provisions which may amend or replace the provisions in your Annuity. Such riders or endorsements may also contain provisions applicable to an optional benefit program you have elected. Such programs may impact certain provisions of this Annuity, including, but not limited to, surrenders, withdrawals, transfers, spousal continuation, and the death benefit. Charges may also apply for any optional benefit provided by rider or endorsement. Pursuant to our rules, you may elect one or more optional benefits we may make available. A schedule supplement may also contain additional fields specific to any optional benefit you have elected. Please refer to any applicable rider, endorsement and their respective schedule supplements for details regarding the impact on any provisions in this Annuity.

                           ALLOCATION OF ACCOUNT VALUE

General: You may maintain Account Value among a number of options, subject to the limits set out in this Annuity. You may transfer Account Value between such options, subject to our allocation and transfer rules. Your transfer request must be received by us in Good Order. Transfers may be subject to a fee.

Sub-Account Options: We offer a number of Sub-accounts as variable allocation options. These are all Sub-accounts of the Variable Separate Account(s) shown in the Schedule.

Fixed Rate Options and MVA Options: We may offer multiple Fixed Rate Options and MVA Options of different durations. The duration applicable to an MVA Option or Fixed Rate Option is the Guarantee Period. Each Fixed Rate Option and MVA Option earns a fixed rate of interest throughout its Guarantee Period. Subject to our allocation rules, we allow you to invest in multiple Fixed Rate Options and MVA Options; however, we reserve the right to limit the percentage of your Account Value allocated to the Fixed Rate Options and MVA Options, or to require your participation in a program.

To the extent permitted by law, we reserve the right at any time to offer Fixed Rate Options and MVA Options with Guarantee Periods that differ from those which were available when your Annuity was issued. We also reserve the right at any time upon maturity of a Guarantee Period for a particular Fixed Rate Option or MVA Option to stop, limit, or restrict the availability of certain Guarantee Periods that we made or may make available.

The Guarantee Period for a Fixed Rate Option or MVA Option begins: (a) when all or part of a Purchase Payment is allocated to that particular Fixed Rate Option or MVA Option; (b) upon transfer of any of your Account Value to a Fixed Rate Option or MVA Option, having a particular Guarantee Period; or (c) upon renewal of such Fixed Rate

Option as described in the Maturity provision. The Guarantee Period ends upon the Maturity Date of the MVA Option or Fixed Rate Option. We reserve the right to limit access to certain Fixed Rate Options and MVA Options if the Maturity Date of such options is after the Latest Available Annuity Date.

We may offer certain Fixed Rate Options and MVA Options only in connection with certain uses of the Annuity or in connection with certain programs for allocation of your Account Value. Also, we may offer multiple Fixed Rate Options or MVA Options of equal duration, but limit access to certain of these Fixed Rate Options or MVA Options depending on uses of the Annuity or based upon your participation in certain programs for allocation of your Account Value. We may offer differing Current Rates for the various Fixed Rate Options or MVA Options we make available as compared to other Fixed Rate Options and MVA Options of the same duration we also make available.

Interest Rate: We declare the rates of interest applicable for the various Fixed Rate Options and MVA Options offered. Declared rates are the Current Rates and are expressed in terms of effective annual rates of interest. The rate of interest applicable to a Fixed Rate Option or MVA Option, for the class of contracts to which this Annuity belongs, is the Current Rate in effect when funds are allocated to a Fixed Rate Option or MVA Option for any particular Guarantee Period. The rate offered for Fixed Rate Options and MVA Options may differ. The rate is guaranteed throughout the Guarantee Period. Interest rates are determined by us. We inform you of the interest rate for a Fixed Rate Option or MVA Option, as well as its Maturity Date, when we confirm the allocation. We declare interest rates for new Fixed Rate Options and MVA Options from time to time.

The initial interest rate for any Fixed Rate Option or MVA Option elected on the Issue Date is shown in the Schedule. This initial interest rate for a Fixed Rate Option or MVA Option is only available on the Issue Date. Interest rates are determined in accordance with any regulatory requirements. We will credit interest to the portion of the Purchase Payment, if any, allocated to the Fixed Rate Option or MVA Option at the daily equivalent of these rates.

We may offer an Additional Interest Crediting Rate when you allocate all or part of a Purchase Payment to a Fixed Rate Option. Any Initial Additional Interest Crediting Rate we are crediting to a Fixed Rate Option(s) elected on the Issue Date is shown in the Schedule. We will credit interest at the daily equivalent of this rate.

An Additional Interest Crediting Rate will not apply to amounts transferred to a Fixed Rate Option from any other allocation option or Fixed Rate Option to which you currently have allocated Account Value.

The Additional Interest Crediting Rate is in addition to any other rate of interest we may credit to an allocation to a Fixed Rate Option. The Additional Interest Crediting Rate is credited for one year only, beginning on the date you allocate a Purchase Payment, or part of one, to a Fixed Rate Option. We will cease to credit the Additional Interest

Crediting Rate at the end of one year, as measured from the date we first began crediting such amounts, even if the Fixed Rate Option's Guaranteed Period is longer than one year.

We may declare Additional Interest Crediting Rates from time to time. We will inform you of any Additional Interest Crediting Rate applicable to a subsequent Purchase Payment allocated to a Fixed Rate Option when we confirm the allocation.

With the exception of the Additional Interest Crediting Rate, the interest rates we credit are subject to a minimum. We may declare a higher rate. The Fixed Rate Option Minimum Interest Crediting Rate and the MVA Option Minimum Interest Crediting Rates are described in the Schedule. The Additional Interest Crediting Rate is not subject to a minimum.

                      OPERATION OF THE SEPARATE ACCOUNT(S)

General: The assets supporting our obligations under the Annuities may be held in various accounts, depending on the obligation being supported. Assets supporting obligations based on the Fixed Rate Option are held in our general account. Assets supporting obligations based on Account Values invested in the Sub-Accounts or in the MVA Options are held in separate accounts established under the laws of the State of Arizona.

Separate Accounts: We are the legal Owner of assets in the separate accounts. Income, gains and losses, whether or not realized, from assets allocated to these separate accounts, are credited to or charged against each such separate account in accordance with the terms of the annuities supported by such assets without regard to our other income, gains or losses or to the income, gains or losses in any other of our separate accounts. We will maintain assets in each separate account with a total market value at least equal to the reserve and other liabilities we must maintain in relation to the annuity obligations supported by such assets. These assets may only be charged with liabilities which arise from such annuities.

Variable Separate Account(s): The assets supporting obligations based on allocations to the variable allocation options are held in Sub-accounts in the Variable Separate Account(s) shown in the Schedule. The separate account(s) consists of multiple Sub-accounts. The Variable Separate Account(s) was established by us pursuant to Arizona law. The separate account(s) also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of the Variable Separate Account(s).

The amount of our obligations in relation to allocations to the Variable Separate Accounts are based on the investment performance of the Sub-accounts. However, the guarantees provided under the Annuity are our general corporate obligations.

The Variable Separate Account(s) is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 (the "1940 Act") as a unit investment trust, which is a type of investment company. This does not involve any supervision by the SEC of the investment policies, management or practices of the Variable Separate Account(s).

Sub-accounts may invest in underlying mutual funds or portfolios. We reserve the right to change the investment policy of any or all Sub-accounts, add Sub-accounts, eliminate Sub-accounts, combine Sub-accounts, limit access to a Sub-account or to substitute underlying mutual funds or portfolios of underlying mutual funds, subject to any required regulatory approvals. Please refer to the provision entitled "Reserved Rights" for additional information. Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account.

We reserve the right to transfer assets of the Variable Separate Account(s), which we determine to be associated with the class of contracts to which this Annuity belongs, to another Variable Separate Account(s). If this type of transfer is made, the term "Variable Separate Account(s)" as used in this Annuity, shall mean the Variable Separate Account(s) to which the assets were transferred.

MVA Separate Account: Assets supporting our obligations based on MVA Options are held in the MVA Separate Account shown in the Schedule, which is a "non-unitized" separate account. Such obligations are based on the interest rates we credit to MVA Options and the terms of the annuities. These obligations do not depend on the investment performance of the assets in the MVA Separate Account. This separate account was established by us pursuant to Arizona law. There are no discrete units in the MVA Separate Account. No party with rights under any annuity participates in the investment gain or loss from assets in the MVA Separate Account. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in the MVA Separate Account may drop below the reserves and other liabilities we must maintain. Should the value of the assets in the MVA Separate Account drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to the MVA Separate Account to make up the difference. We have the right to transfer to our general account any assets of the MVA Separate Account in excess of such reserves and other liabilities. We maintain assets in the MVA Separate Account supporting a number of annuities we offer.

If you surrender, withdraw, transfer or annuitize your Account Value from an MVA Option before the end of its Guarantee Period, you bear the risk inherent in the MVA. The Account Value of an MVA Option on its Maturity Date or within thirty days prior thereto is guaranteed to be its then current Unadjusted Account Value.

                                     CHARGES

General: The charges which are or may be assessed against your Annuity are the contingent deferred sales charge, the maintenance fee, tax charges, and a transfer fee. The insurance charge is assessed against the Sub-accounts of the Variable Separate Account(s).

Contingent Deferred Sales Charge: The contingent deferred sales charge for each Purchase Payment is a percentage of the Purchase Payment being liquidated. The charge decreases as the Purchase Payment ages. The aging of a Purchase Payment is measured from the date it is allocated to your Annuity. The charge is shown in the Schedule in the section entitled "Contingent Deferred Sales Charge." The charge is allocated among the allocation options in the same proportion as the withdrawal upon which it is assessed.

Maintenance Fee: This is an annual fee deducted at the end of each Annuity Year or on surrender, if earlier. The amount of this charge is shown in the Schedule. The fee is determined based upon your entire Unadjusted Account Value. We will waive all or a portion of this fee if we are required by law or regulation to meet any minimum nonforfeiture requirements.

As of the Valuation Day the maintenance fee is due, the fee is assessed proportionately against the Account Value of all investment options to which your Account Value is allocated. If a total withdrawal is made on other than an anniversary of the Issue Date, we determine your Account Value and make a deduction for the maintenance fee the same as though it were due on an Annuity Year.

Tax Charges: The Annuity includes a charge generally intended to approximate any applicable premium tax, retaliatory tax and other taxes imposed on us. In some cases the tax charges may be more and in some cases less than the actual amount of taxes we are required to pay with respect to a particular Annuity. We may, in our discretion, pay these taxes when due and deduct the tax charges from the Account Value at a later date.

Transfer Fee: The transfer fee is as shown in the Schedule. The fee is deducted immediately subsequent to a transfer and is taken pro-rata from all Sub-accounts in which you maintain Account Value as of the Valuation Day for which we price the applicable transfer. The fee is only charged if there is Account Value in at least one Sub-account immediately subsequent to such transfer. Transfers of Account Value from: (a) a Fixed Rate Option on its Maturity Date or within thirty days thereafter; or (b) from an MVA Option on its Maturity Date or within thirty days prior thereto, are not subject to the transfer fee and are not counted in determining whether other transfers may be subject to the transfer fee. We reserve the right to reduce the transfer fee if the transfer is made electronically or through another mode we make available.

Insurance Charge: We deduct this charge daily against the assets allocated to the Sub-accounts during the period(s) shown and at the levels indicated in the Schedule. The charge is deducted based upon the Annuity's Account Value in the Variable Separate Account. Any increases or decreases in such Account Value based on market fluctuations of the Sub-accounts will affect the charge. Therefore, a portion of the proceeds that we receive from the charge may include amounts based on market appreciation of the Sub-account values.

                          OWNER RIGHTS AND DESIGNATIONS

You may exercise the rights, options and privileges granted in this Annuity or permitted by us. Your rights to make future changes under this Annuity terminate as of the date we receive notice of death. No rights of survivorship are provided except as provided herein.

You make certain designations that apply to the Annuity. These designations are subject to our rules and to various regulatory or statutory requirements depending on the use of the Annuity. These designations include an Owner(s), an Annuitant(s), a Contingent Annuitant(s), a Beneficiary(ies), and a contingent Beneficiary(ies). Certain designations are required, as indicated below.

An Owner must be named. You may name more than one Owner; however, we reserve the right to limit the number of Owners. If you name more than one Owner, all rights reserved to Owners are then held equally by all co-Owners. However, if the Owners each provide us with instruction that we find acceptable, we will permit an Owner to act independently on behalf of the co-Owners. We require the consent in Good Order of all co-Owners and any other party with current vested rights for any transaction for which we require the written consent of Owners. We will send all communications to the address of the first named Owner.

You must name an Annuitant. We do not accept a designation of joint Annuitants. If the Annuitant is not an Owner and the Annuitant predeceases any Owner who is a natural person:

         (a) The Owner becomes the Annuitant if no Contingent Annuitant was designated; and

         (b) If there are multiple Owners who are natural persons, the oldest of such Owners becomes the Annuitant if no Contingent Annuitant was designated, subject to our age requirements.

Where allowed by law, you may name one or more Contingent Annuitant(s). You may not name a Contingent Annuitant without our prior approval. If the Annuitant is not an Owner and the Annuitant dies before the Annuity Date, the Contingent Annuitant will become the Annuitant. If there is a change of the Annuitant, the Annuity Date will be based on the age of the new Annuitant; however, the new Annuity Date must: (a) be on or after the earliest available Annuity Date, reset for the new Annuitant; and
(b) must be consistent with applicable laws and regulations at the time.

Death benefits are payable to the Beneficiary. You may designate more than one primary or contingent Beneficiary. If you make such a designation, the proceeds are payable in equal shares to the survivors in the appropriate Beneficiary class, unless you request otherwise in Good Order.

Unless otherwise required by law, if the primary Beneficiary(ies) dies before death proceeds become payable, the proceeds will become payable to the contingent Beneficiary. If no Beneficiary is alive when death proceeds become payable or in the absence of any Beneficiary designation, the proceeds will vest in any surviving Owner. If there is no surviving Owner, the proceeds will vest in your estate. For these purposes, the term "surviving Owner" includes any Owner that is or is not a natural person.

Changing Designations: You may request to change the Owner, Annuitant, Contingent Annuitant, Beneficiary and contingent Beneficiary designations by sending us a request in Good Order. Such changes will be subject to our acceptance. Some of the changes we may not accept include, but are not limited to: (a) a new Owner subsequent to the death of the Owner or the first of any co-Owners to die, except where a Spouse-Beneficiary has become the Owner as a result of an Owner's death; (b) a new Annuitant subsequent to the Annuity Date if the annuity option selected includes a life contingency; and (c) a new Annuitant prior to the Annuity Date if the Owner is not a natural person.

Common Disaster: If an Owner is a natural person and if any Beneficiary dies with the Owner in a common disaster, it must be proved to our satisfaction that the Owner died first. When there is insufficient evidence to determine the order of death, then, unless prohibited by law, we will deem the Owner to be the last survivor and pay the proceeds to any remaining Beneficiary, or if none, to any remaining contingent Beneficiary, or if none, to the Owner's estate. Unless information provided indicates otherwise, the Annuity is treated as though the Beneficiary died first.

If: (a) the Owner is not a natural person; (b) no Contingent Annuitant has been designated; and (c) the Annuitant and the Beneficiary die in a common disaster, then it must be proved to our satisfaction that the Annuitant died first. Unless prohibited by law, when there is insufficient evidence to determine the order of death, we will deem the Annuitant to be the last survivor and pay the proceeds to any remaining Beneficiary, or if none, to any remaining contingent Beneficiary, or if none, to the Owner.

                                PURCHASE PAYMENTS

Initial Purchase Payment: Issuance of an Annuity represents our acceptance of an initial Purchase Payment. The amount of your initial Purchase Payment evidenced by this Annuity is shown in the Schedule. Amounts of Purchase Payments are allocated to the allocation options according to your instructions.

Additional Purchase Payments: Any Purchase Payment limitation and the minimum for any additional Purchase Payment are as shown in the Schedule. We reserve the right to limit or reject certain Purchase Payments. Subject to the "Allocation Rules" herein, unless you otherwise instruct us, any additional Purchase Payments will be allocated among the allocation options according to your most recent allocation instructions. If an allocation option is no longer available, we reserve the right to allocate that portion to the money market allocation option.

                                  ACCOUNT VALUE

Account Value in the Sub-accounts: We determine your Account Value separately for each Sub-account. The value of the shares held by the Sub-accounts will be based on the net asset value of the allocation option as of each Valuation Day. The price of each Sub-account may change each Valuation Day to reflect the investment performance of the Sub-accounts. The pricing of distributions and transfers involving Sub-accounts includes the determination of the net asset value of the allocation options transferred or distributed.

Account Value of the Fixed Rate Options: The duration of each Fixed Rate Option is its Guarantee Period. We will credit interest to any amounts allocated to the Fixed Rate Options at the daily equivalent of the declared rates. We value each allocation to a Fixed Rate Option separately. The Account Value of each Fixed Rate Option is the amount allocated to it at the start of its Guarantee Period plus the interest credited during its Guarantee Period less any withdrawals and less any charges assessed.

Account Value of the MVA Options: The duration of each MVA Option is its Guarantee Period. We will credit interest to any amounts allocated to the MVA Options at the daily equivalent of the declared rates. We value each allocation to an MVA Option separately. The Account Value of each MVA Option is the amount allocated to it at the start of its Guarantee Period plus the interest credited during its Guarantee Period less any withdrawals and less any charges assessed, multiplied by the MVA, if applicable.

A formula is used to determine the MVA. The formula is applied separately to each MVA Option. Values and time durations used in the formula are as of the date for which the Account Value is being determined. The formula is: [(1+I) /(1+J+L)] (N/365); where:

       I is (a) plus (b); where:

         (a) is the Strip Yield as of the date the Guarantee Period began (or if no Strip Yields are available on such date, the most recent applicable Strip Yield available to us prior to such date) for Strips maturing at the end of the applicable MVA Option's Guarantee Period. If there are no Strips maturing at that time, we use the Strip Yield for the Strips maturing as soon as possible after the Guarantee Period ends; and

         (c) is the Option-adjusted Spread associated with the Bond Index shown in the Schedule based on bond prices as of the close of trading on the date the Guarantee Period began (or if no Option-adjusted Spread is available on such date, the most recent applicable Option-adjusted Spread available to us prior to such date).

       J is (c) plus (d); where

         (c) is the Strip Yield as of the date the MVA formula is to be applied (or if no Strip Yields are available on such date, the most recent applicable Strip Yield available to us prior to such date) for Strips maturing at the end of the applicable MVA Option's Guarantee Period. If there are no Strips maturing at that time, we use the Strip Yield for the Strips maturing as soon as possible after the Guarantee Period ends; and

         (d) is the Option-adjusted Spread associated with the Bond Index shown in the Schedule based on bond prices as of the close of trading on the date the MVA formula is to be applied (or if no Option-adjusted Spread is available on such date, the most recent applicable Option-adjusted Spread available to us prior to such date).

       L is the liquidity factor shown in the Schedule.

       N is the number of days remaining in such MVA Option's Guarantee
Period.

A Strip is a direct obligation of the U.S. Treasury. It consists of a Treasury coupon security broken into individual payments of either the right to receive the applicable principal payment or the right to the applicable interest payment. The Strip Yield, for purposes of this Annuity, is the ask yield for Strips based solely on the right to redeem coupons for interest payments. The Option-adjusted Spread is the differences between the yields on corporate debt securities, adjusted to disregard any options available therewith, and the yields on government debt securities of comparable maturity.

The pricing of distributions and transfers involving MVA Options includes the determination of any applicable MVA. Any applicable MVA alters the amount available when all the Account Value in an MVA Option is being transferred or distributed. Any applicable MVA alters the amount of Unadjusted Account Value needed when only a portion of the Account Value is being transferred or distributed. The MVA may change daily to reflect the passage of time and the change in the applicable index.

No MVA applies in determining an MVA Option's Account Value on its Maturity Date or within thirty days prior thereto. We reserve the right to waive the liquidity factor under certain circumstances including, but not limited to, the Right to Cancel period.

If the United States Treasury discontinues offering any of the applicable certificates of indebtedness upon which Strips are based or if there is any disruption in the market for Strips that would have an impact on our ability to obtain market valuations for such instruments, we will substitute indices which in our opinion are comparable. If the Bond Index shown in the Schedule is discontinued, or if there is any disruption in the market for investment grade bonds or options on such bonds that would impact the ability to calculate the index, we will substitute a comparable index. We will obtain all required regulatory approval for substitution of either or both indices.

                       ALLOCATION RULES FOR ACCOUNT VALUE

You may allocate your Account Value among the allocation options we make available. The Variable Separate Account(s) consists of multiple Sub-accounts. You may maintain Account Value up to the maximum number of Sub-accounts shown in the Schedule. We reserve the right to limit the availability of allocation options to additional Purchase Payments or transfers. You may also maintain an unlimited number of MVA Options and Fixed Rate Options; however, we reserve the right to limit the amount you may allocate to any MVA Option and Fixed Rate Option. Should you request a transaction that would leave less than any minimum amount we then require in an allocation option, we reserve the right, to the extent permitted by law, to add the balance of your Account Value in the applicable Sub-account, MVA Option, or Fixed Rate Option to the transaction and close out your balance in that allocation option.

Transfer Restrictions: We reserve the right to require two business days prior to any transfer into or out of an MVA Option or Fixed Rate Option if the amount transferred exceeds $500,000.

Where permitted by law, we may accept your authorization of a third party to transfer Account Values on your behalf. We may suspend or cancel such acceptance at any time. We may restrict the allocation options that will be available to you for transfers or allocations of Purchase Payments during any period in which you authorize such third party to act on your behalf. We give the third party you authorize prior notification of any such restrictions. However, we will not enforce such a restriction if we are provided evidence satisfactory to us that:
(a) such third party has been appointed by a court of competent jurisdiction to act on your behalf; or (b) such third party has been appointed by you to act on your behalf for all your financial affairs. We reserve the right to not accept a transfer request of a third party acting under a power of attorney on behalf of more than one Owner.

We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners in order to preserve the tax status of your Annuity. In addition, in light of the risks that frequent transfers impose upon Owners and other investors in the Variable Separate Account(s) and/or mutual fund portfolios that serve as funding vehicles for the Sub-accounts, we reserve the right to limit transfer activity and impose other requirements or charges to minimize these risks, including but not limited to, requiring a minimum time period between each transfer, limiting the number of transfers in any Annuity Year or refusing any transfer request for an Owner or certain Owners.

Please refer to the provision entitled "Maturity" for information on transfers pertaining to an MVA Option and a Fixed Rate Option.

Withdrawals: Withdrawals of any type are taken proportionally from the Sub-accounts, Fixed Rate Options, and MVA Options based on the then current Account Values in such allocation options unless we receive other instructions from you prior to such withdrawal.

For purposes of calculating the applicable proportion, the Account Value in all your then current MVA Options is deemed to be in one allocation option. If you withdraw Account Value from multiple MVA Options and do not provide instructions indicating the MVA Options from which Account Value should be taken, then: (a) we take Account Value first from the MVA Option with the shortest amount of time remaining to the end of its Guarantee Period, and then from the MVA Option with the next shortest amount of time remaining to the end of its Guarantee Period, etc.; and (b) if there are multiple MVA Options with the same amount of time left in each Guarantee Period, then amongst such MVA Options we first take Account Value from the MVA Option that has the shortest Guarantee Period. If multiple MVA Options of equal Guarantee Periods have the same amount of time left to the end of such Guarantee Periods, we withdraw amounts proportionately from those MVA Options based on the then current Account Value.

For purposes of calculating the applicable proportion, the Account Value in all your Fixed Rate Options is deemed to be in one allocation option. If you withdraw Account Value from multiple Fixed Rate Options and do not provide instructions indicating the Fixed Rate Options from which Account Value should be taken, then: (a) we take Account Value first from the Fixed Rate Option with the shortest amount of time remaining to the end of its Guarantee Period, and then from the Fixed Rate Option with the next shortest amount of time remaining to the end of its Guarantee Period, etc.; and (b) if there are multiple Fixed Rate Options with the same amount of time left in each Guarantee Period, then amongst such Fixed Rate Options we first take Account Value from the Fixed Rate Option that has the shortest Guarantee Period. If multiple Fixed Rate Options of equal Guarantee Periods have the same amount of time left to the end of such Guarantee Periods, we withdraw amounts proportionately from those Fixed Rate Options based on the then current Account Value.

                                    MATURITY

General: An MVA Option or Fixed Rate Option ends on its Maturity Date at the end of the Guarantee Period. You may elect to start a new MVA Option or Fixed Rate Option for a Guarantee Period of equal duration, if we are then making that duration available.

Transfers from either the MVA Option or Fixed Rate Option follow the same order of liquidation as described above in the provision entitled "Withdrawals."

Maturity Date of an MVA Option: No MVA applies to transfers of an MVA Option's Account Value occurring as of its Maturity Date or within thirty days prior thereto. However, you may not elect to transfer to certain automatic programs we may offer. We must receive instructions from you in Good Order at least two business days before the Maturity Date. Once you have made an election, and we have received it, it may not be reversed. If we do not receive instructions from you at least two business days before the Maturity Date, we allocate the Account Value in the maturing MVA Option to the money market allocation option, unless the Maturity Date is the Annuity Date.

Maturity Date of a Fixed Rate Option: Only on the Maturity Date of a Fixed Rate Option and within 30 days immediately after the Maturity Date, may you elect to transfer a portion of the Fixed Rate Option's Account Value into subsequent allocation options we make available on that date, subject to the percentage restriction indicated in the Schedule. However, we reserve the right to permit transfers on other than a Maturity Date and the thirty-day period thereafter. Transfers out of a Fixed Rate Option may not exceed the amount indicated in the Schedule. We reserve the right to change the transfer amount permitted from a Fixed Rate Option.

Unless you indicate otherwise, at the end of the 30-day period we will transfer the entire amount to another Fixed Rate Option of equal duration. We will apply the interest rate in effect on the date of the transfer to the new Fixed Rate Option. If, at the end of the 30-day period, we no longer make available Fixed Rate Options of equal duration, we will transfer the entire amount to a Fixed Rate Option with the next shortest duration we make available. If we do not make a shorter Fixed Rate Option available, we will transfer the entire amount to the money market allocation option. If, during the 30-day period, you elect to transfer either a percentage or the full amount to a Fixed Rate Option, we will apply the interest rate in effect on the date of the transfer to the new Fixed Rate Option.

                                  DISTRIBUTIONS

General: We may require that you submit a request in Good Order to our Office for any withdrawal or surrender. We may also require that you send your Annuity to our Office as part of any surrender request. We price any distribution on the date we receive all materials in Good Order.

Surrender:  Surrender of your Annuity for its Surrender Value is permitted.

Free Withdrawals: Each Annuity Year you may withdraw a limited amount of Account Value without application of any applicable contingent deferred sales charge. The minimum withdrawal amount and the minimum Surrender Value after a withdrawal are shown in the Schedule. If you do not make a free withdrawal during an Annuity Year, you are not permitted to carry over the free withdrawal amount to a subsequent Annuity Year.

The maximum percentage available each Annuity Year as a free withdrawal is shown in the Schedule. The percentage is applied to the total amount of "New" Purchase Payments to determine the maximum free withdrawal amount. "New" Purchase Payments are those received that are still subject to a contingent deferred sales charge. The contingent deferred sales charge may apply to withdrawals exceeding the maximum free withdrawal amount. Amounts withdrawn as free withdrawals are not treated as a withdrawal of Purchase Payments for purposes of calculating the free withdrawal amount and the calculation of any applicable contingent deferred sales charges.

If no contingent deferred sales charge would apply to withdrawal of any Purchase Payments, you may withdraw all or a portion of your Surrender Value without application of any contingent deferred sales charge, subject to the minimum withdrawal amount and subject to the minimum Surrender Value after a withdrawal, as shown in the Schedule.

Partial Withdrawals: You may withdraw part of your Surrender Value. The minimum partial withdrawal is as shown in the Schedule. The Surrender Value that must remain in the Annuity as of the date of this transaction is as shown in the Schedule. If the amount of the partial withdrawal request exceeds the maximum amount available, we reserve the right to treat your request as one for a full surrender.

On a partial withdrawal, the contingent deferred sales charge is assessed against any "unliquidated" "new" Purchase Payments withdrawn. "Unliquidated" means not previously withdrawn. For these purposes, amounts are deemed to be withdrawn from your Annuity in the following order:

         (1)      From any amount then available as a free withdrawal; then from

         (2) "Old" Purchase Payments are those to which any contingent deferred sales charge no longer applies prior to the withdrawal; then from

         (3) "New" Purchase Payments (If there are multiple "new" Purchase Payments, the one received earliest is liquidated first, then the one received next earliest, and so forth); then from

         (4)      Other Surrender Value.

                                  DEATH BENEFIT

The person upon whose death the death benefit is payable is referred to below as the "decedent." A death benefit is payable only if your Account Value is greater than zero. We pay death benefit claims upon receipt of due proof of death of the relevant decedent, and other documentation we require, in Good Order. If the Owner is a natural person, the Owner is the decedent upon his or her death. If there is more than one Owner, each being a natural person, the first of such Owners to die is the decedent upon his or her death. If the Owner is not a natural person, and there is no Contingent Annuitant, then the Annuitant is the decedent and the death benefit is payable upon the Annuitant's death. If the Owner is not a natural person and we have permitted the naming of a Contingent Annuitant, and assuming that the Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Annuity continues, no death benefit is payable, and the Contingent Annuitant then becomes the Annuitant.

For purposes of this death benefit provision, "withdrawals" means withdrawals of any type (including free withdrawals and partial withdrawals) before the application of any contingent deferred sales charge and after any applicable MVA.

The death benefit is as follows, and is subject to items(1) and (2) below:

         (1) The death benefit is the greater of (a) and (b), where:

                  (a) is your Unadjusted Account Value less the amount of any Credits applied within 12 months of the decedent's date of death. Please refer to the Schedule to determine if this Annuity makes provision for any Credits; and

                  (b) is the minimum death benefit ("Minimum Death Benefit"). The Minimum Death Benefit is the sum of all Purchase Payments less the impact of withdrawals as a result of a "proportional reduction." A proportional reduction is a reduction caused by each withdrawal. The proportion applied equals the ratio of the amount of the applicable withdrawal to the Account Value as of the date of the withdrawal but immediately prior to the withdrawal.

         (2) If a decedent was not named an Owner or Annuitant as of the Issue Date and did not become such as a result of a prior Owner's or Annuitant's death, the Minimum Death Benefit is suspended as to that person for a two-year period from the date he or she first became an Owner or Annuitant. After the suspension period is completed, the death benefit is the same as if such person had been an Owner or Annuitant on the Issue Date. During the suspension period, the death benefit is your Unadjusted Account Value, less the amount of any Credits, applied within 12 months of the decedent's date of death. Please refer to the Schedule to determine if this Annuity makes provision for any Credits. For purposes of this provision, persons named Owner or Annuitant within 60 days of the Issue Date are treated as if they were an Owner or Annuitant on the Issue Date.

The amount of the death benefit is determined as of the date we receive due proof of death in Good Order. As of that date we transfer all amounts due each Beneficiary to the money market allocation option unless we have all instructions required to pay the amount due. We shall pay interest not less than that required by state law on the death benefit from the date we receive due proof to the date of settlement.

In order to pay a Beneficiary the amount due, we require: (a) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (b) any applicable election of the mode of payment of the death benefit.

In the event of death before the annuity starting date, the benefit must be distributed within: (a) five years of the date of death of the decedent; or (b) as to each Beneficiary, over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. The annuity starting date means the later of the date the obligation to make annuity payments under the Annuity becomes fixed or the first day of the period (whether annual, monthly, or otherwise) that ends on the date of the first annuity payment. Except as noted below in the spousal continuation provision, we assume that the death benefit is to be paid out under (a), above, unless we receive a different election.

The Owner may elect the method of payment to each Beneficiary, subject to our then current rules, prior to the date of death of the decedent. When no such election is made as to a specific Beneficiary, such Beneficiary must elect the method of payment within 60 days of the date we receive all required documentation in Good Order in order to pay the death benefit to that Beneficiary. If no election is made within 60 days, the default will be distribution within five years of the date of death of the decedent as noted in
(a) above. In addition, distribution after a decedent's death to be paid over the life expectancy or over the life of the Beneficiary under (b), above, must commence within one year of the date of death.

In the event of death on or after the annuity starting date (as defined above), we distribute any payments due subsequent to an Owner's death at least as rapidly as under the method of distribution in effect as of the date of such Owner's death.

Spousal Continuation: We allow the Spouse to continue the Annuity subsequent to a death, subject to our rules and subject to our receipt of due proof of death in Good Order. The situations where the Annuity may continue subsequent to a death will be determined by us. For example, these situations may include when on the date we receive due proof of the Owner's or co-Owner's death:

         (a) there is only one Owner of the Annuity and there is only one Beneficiary who is the Owner's Spouse, or

         (c) there is an Owner and co-Owner who are married at the date of death of the decedent, and the surviving Owner is the primary Beneficiary under the Annuity. If we determine to permit continuation by a surviving Spouse of the proportion of the Annuity equal to such Spouse's proportion of the death proceeds, then all references in this section referring to continuing the Annuity refer only to that applicable portion of the Annuity.

If the Annuity has not reached the Annuity Date on the date we receive everything we require to pay the surviving Spouse's death claim, we assume the election by the surviving Spouse of continuation of the Annuity unless otherwise notified. If the surviving Spouse has reached the Latest Annuity Date, a new Annuitant must be named. Spousal Continuation may only occur once.

Upon activation of Spousal Continuation, Account Value is adjusted to equal the amount of the lump sum death benefit to which the surviving Spouse would have been entitled. If the adjustment requires the addition of any amount, such amount will be added to the Account Value in the money market allocation option. Upon continuation of the Annuity by the Spouse or at the time of any subsequent surrender, we reserve the right to recover any Credits applied within 12 months of the decedent's date of death. Please refer to the Schedule to determine if this Annuity makes provision for any Credits.

If a surviving Spouse continues the Annuity, we calculate the Minimum Death Benefit after the date we receive due proof of the Spouse's death:

         (c) using the Account Value, including any increase, as of the date the death benefit would have otherwise been payable as if it were a Purchase Payment; and

         (d) we ignore all Purchase Payments, withdrawals and values applicable to such death benefit that occurred before such date.

                             ANNUITY PAYOUT OPTIONS

General: This Annuity provides for payments under one of the Annuity Payout Options described below. Any other available Annuity Payout Options in addition to those shown may be selected with our consent. You will be the payee of the options made available, unless we receive other instructions in Good Order. You may elect to have any amount of the proceeds due to a Beneficiary applied under any of the options described below or any other options we then make available. If you made such election, a Beneficiary may not alter such election. However, if you have not previously made such election, a Beneficiary may make such an election as to the proceeds due that Beneficiary.

Annuity payments can be guaranteed for a certain period or for a certain period and life. You may choose an Annuity Date, an annuity option and the frequency of annuity payments. Your choice of Annuity Date and annuity option may be limited depending on your use of the Annuity. The Earliest Available Annuity Date and Latest Available Annuity Date as of the Issue Date are shown in the Schedule.

You may change your choices at any time up to thirty days before any Annuity Date you selected. We must receive your request in Good Order. If there is any remaining contingent deferred sales charge applicable as of the Annuity Date, we may restrict the availability of certain options we offer. In the Payout Period, subsequent to the death of the Annuitant, we continue to pay any "certain" payments (payments not contingent on the continuance of any life) to the named payee or, if applicable, any named successor payee. The Beneficiary designation during the Accumulation Period is not applicable to the Payout Period unless you have indicated otherwise, or we determine that continuance of a designation is required by law.

If at the time this Annuity reaches the Payout Period and the Surrender Value is less than $2,000, or would provide an initial payment amount of less than the Minimum Annuity Payment shown in the Schedule, we reserve the right to pay you the Account Value in one lump sum in full satisfaction of our obligations under this Annuity.

For purposes of the annuity options described below, the term "measuring life" means the person or persons upon whose life any payments dependent upon the continuation of life are based.

         c) Option 1 - Payments for a Certain Period: Under this option, payments are made periodically for a specified number of years. The number of years is subject to our then current rules.

         d) Option 2 - Life Income Annuity: Under this option, payments are made for as long as the Annuitant lives, with payments certain for 120 months. We may make other modal payment durations available.

We reserve the right to require evidence satisfactory to us of the age of any "measuring life" upon whose life payment amounts are calculated prior to commencement of any annuity payments.

Default Annuity Option: In the absence of an election we receive in Good Order, we will apply the Default Annuity Option shown in the Schedule.

Fixed Annuity Payments: Fixed annuity payments under Option 1 or 2 above do not fluctuate. Interest at a rate not less than that shown in the Annuity Tables provision is applied from the Annuity Date to the Annuity Payment Date, and the payment amount will be determined based on the annuity rates for the annuity option and frequency of payment selected. The annuity rates per $1,000 of value for Monthly Fixed Annuity Payments under Options 1 and 2 above will not be less than those shown in the Annuity Tables.

                               GENERAL PROVISIONS

Entire Contract: This Annuity, including any riders, endorsements, schedule supplements, and amendments that are made part of this Annuity are the entire contract. This Annuity may be changed or modified only in a writing signed by our President, a Vice President, or Secretary. We are not bound by any promises or representations made by or to any other person.

Incontestability: We will not contest this Annuity. Any statements made in applying for the Annuity are considered representations, not warranties.

Misstatement of Age or Sex: If there has been a misstatement of the age and/or sex of any person upon whose life any amounts we are obligated to determine in order to make any payment, including charges and annuity payments, the minimum death benefit or any increase to Account Value under the Spousal Continuation provision, we will adjust such amounts to conform to that for the correct age and/or sex. As to annuity payments: (a) any underpayments by us will be remedied on the next payment following correction with interest at a rate not less than that required by law; and (b) any overpayments by us will be charged against future amounts payable by us under your Annuity.

Transfers, Assignments or Pledges: Generally, your rights in an Annuity may be transferred, assigned or pledged for loans. However, these rights may be limited depending on your use of the Annuity. You may transfer, assign or pledge your rights to another person, prior to any death upon which the death benefit is payable. You must request a transfer or provide us a copy of the assignment in Good Order. A notice of transfer or assignment is subject to our acceptance. Prior to receipt of this notice, we will not be deemed to know of or be obligated under any assignment prior to our receipt and acceptance thereof. We assume no responsibility for the validity or sufficiency of any assignment. During any period we consider your Annuity subject to an assignment, the rights of any Beneficiary (ies) are subordinate to those of any assignee(s). There may be income tax consequences associated with transfers, assignments or pledges.

Nonparticipation: The Annuity does not share in our profits or surplus earnings.

Deferral of Transactions: We may defer any annuity payment for a period not to exceed the lesser of 6 months or the period permitted by law. If we defer a distribution or transfer from any MVA Option, Fixed Rate Option, or any fixed annuity payout for more than thirty days, we pay interest not less than that required by law. We may defer any distribution from any Sub-account or any transfer from a Sub-account for a period not to exceed seven calendar days from the date the transaction is effected. Any other deferral period begins on the date such distribution or transfer would otherwise have been transacted.

In addition to the transfer restrictions above, all transactions into, out of, or based on any Sub-account may be postponed whenever: (1) the New York Stock Exchange is closed (other than customary holidays or weekends) or trading on the New York Stock Exchange is restricted as determined by the SEC; (2) the SEC permits postponement and so orders; or (3) the SEC determines that an emergency exists making valuation or disposal of securities not reasonably practical.

Elections, Designations, Changes and Requests: All elections, designations, changes and requests must be received by us in Good Order and are effective only after they have been approved by us, subject to any transactions made by us before receipt of such notices. We inform you of any changes to your Annuity that materially affect your rights.

Claims of Creditors: To the extent permitted by law, no payment or value under this Annuity is subject to the claims of your creditors or those of any other Owner, any Annuitant, or any Beneficiary.

Evidence of Survival: Before we make a payment, we have the right to require proof of continued life and any other documentation we need to make a payment. We can require this proof for any person whose life or death determines whether or to whom we must make the payment.

Tax Reporting and Withholding: We comply with all applicable federal and state tax reporting and withholding laws and regulations with respect to this Annuity. Events giving rise to such tax reporting and withholding include, but are not limited to: (a) annuity payments; (b) payment of death benefits; (c) other distributions from the Annuity; and (d) transfers and assignments.

Facility of Payment: Subject to applicable law, we reserve the right, in settlement of full liability, to make payments to a guardian, conservator or other legal representative if a payee is legally incompetent.

Participation and Termination of Certain Programs We May Offer: To elect to participate or to terminate participation in any program we may offer, we may require receipt at our Office of a request in Good Order.

Reports to You: We provide reports to you. We will provide you with reports at least once annually showing your Account Value and other relevant information about your Annuity. You may request additional reports. We reserve the right to charge up to $50 for each such additional report.

Reserved Rights: In addition to rights specifically reserved elsewhere in this Annuity, we reserve the right to perform any or all of the following: (a) combine a Sub-account with other Sub-accounts; (b) combine the Variable Separate Account(s) shown in the Schedule with other "unitized" separate accounts; (c) terminate offering certain Guarantee Periods for new or renewing MVA Options or Fixed Rate Options; (d) combine the MVA Separate Account shown in the Schedule with other "non-unitized" separate accounts; (e) deregister the Variable Separate Account(s) shown in the Schedule under the Investment Company Act of 1940; (f) operate the Variable Separate Account(s) shown in the Schedule as a management investment company under the Investment Company Act of 1940 or in any other form permitted by law; (g) make changes required by any change in the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, or any changes to the Securities and Exchange Commission's interpretation thereof; (h) make changes that are necessary to maintain the tax status of your Annuity, any rider, amendment or endorsement attached hereto or any charge or distribution from your Annuity under the Internal Revenue Code; (i) to establish a provision for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account; and (j) make any changes required by Federal or state laws with respect to annuity contracts. We reserve the right to modify this Annuity without receiving your prior consent, except as may be required by any applicable law, if we are required to make changes necessary to comply with state regulatory requirements, Internal Revenue Service ("IRS") requirements or other federal requirements.

We may eliminate Sub-accounts, or substitute one or more new underlying mutual funds or portfolios for the one in which a Sub-account is invested. Substitutions may be necessary if we believe an underlying mutual fund or portfolio no longer suits the purpose of the Annuity. This may happen due to a change in laws or regulations, or a change in the investment objectives or restrictions of an underlying mutual fund or portfolio, or because the underlying mutual fund or portfolio is no longer available for investment, or for some other reason. We would obtain any prior approval as required by any applicable law.

                                 ANNUITY TABLES

The rates in Tables 1 and 2 below are applied to the Account Value to compute the minimum amount of the annuity payment for fixed payout options. Table 1 is used to compute the minimum annuity payment under Option 1 (Payment for a Certain Period Option). Table 2 is used to compute the minimum initial annuity payment under Option 2 (Life Income Annuity Option with 120 Months Certain Period). The rates used in each table are applied per $1,000 of, Account Value, as of the Annuity Date. If there is any remaining contingent deferred sales charge applicable as of the Annuity Date, we may restrict the availability of certain Annuity Payout Options we offer. We used an interest rate of [1.5]% per year in preparing Table 1 and an interest rate of [3]% per year in preparing Table 2. Table 2 assumes 120 payments certain. The annuity payments in Table 2 are based on the Annuitant's "adjusted age" and sex. The adjusted age is the Annuitant's age as of the Annuitant's last birthday prior to the date on which the first payment is due, adjusted as shown in the "Translation of Adjusted Age" table below. When we computed the amounts shown in Table 2, we used the Annuity 2000 valuation mortality table, with two-year age setbacks and projected mortality improvement factors (modified Scale G) projected from the age at annuitization to the age at which the probability of survival is needed in the calculation of the annuity payment.

----------------------------------------------------------------------------------------------------------------
                                            Translation of Adjusted Age
----------------------------------------------------------------------------------------------------------------
Calendar Year in                                          Calendar Year in
Which First                                               Which First
Payment Is Due                 Adjusted Age               Payment Is Due               Adjusted Age
----------------------------------------------------------------------------------------------------------------
Prior to 2010                 Actual Age                  2050 through 2059            Actual Age minus 5
----------------------------------------------------------------------------------------------------------------
2010 through 2019             Actual Age minus 1          2060 through 2069            Actual Age minus 6
----------------------------------------------------------------------------------------------------------------
2020 through 2029             Actual Age minus 2          2070 through 2079            Actual Age minus 7
----------------------------------------------------------------------------------------------------------------
2030 through 2039             Actual Age minus 3          2080 through 2089            Actual Age minus 8
----------------------------------------------------------------------------------------------------------------
2040 through 2049             Actual Age minus 4          2090 through 2099            Actual Age minus 9
----------------------------------------------------------------------------------------------------------------

                Amount of Monthly Payment For Each $1,000 Applied

                    Option 1 - Payments for a Certain Period

------------------------------------------------------------------------------------------------------------
                                Table 1 - Fixed Payments for a Certain Period
------------------------------------------------------------------------------------------------------------
  Number of      Monthly    Number of     Monthly      Number of       Monthly      Number of     Monthly
    Years        Payment      Years       Payment        Years         Payment        Years       Payment
------------------------------------------------------------------------------------------------------------
      1          $83.90         8        $11.04            14           $6.59          20         $4.81
------------------------------------------------------------------------------------------------------------
      2           42.26         9          9.89            15           6.20           21          4.62
------------------------------------------------------------------------------------------------------------
      3           28.39        10          8.96            16           5.85           22          4.44
------------------------------------------------------------------------------------------------------------
      4           21.45        11          8.21            17           5.55           23          4.28
------------------------------------------------------------------------------------------------------------
      5           17.28        12          7.58            18           5.27           24          4.13
------------------------------------------------------------------------------------------------------------
      6           14.51        13          7.05            19           5.03           25          3.99
------------------------------------------------------------------------------------------------------------
      7           12.53
------------------------------------------------------------------------------------------------------------

          Option 2 - Life Income Annuity with 120 Months Certain Period

-----------------------------------------------------------------------------------------------------------
                       Table 2 - Fixed Life Income Annuity with 120 Months Certain Period
-----------------------------------------------------------------------------------------------------------
  Adjusted                           Adjusted                             Adjusted
     Age        Male     Female         Age         Male       Female        Age       Male      Female
-----------------------------------------------------------------------------------------------------------
     41         $3.40     $3.25         61          $4.66       $4.32        81        $7.67      $7.33
-----------------------------------------------------------------------------------------------------------
     42         3.44      3.29          62          4.76        4.41         82        7.85       7.53
-----------------------------------------------------------------------------------------------------------
     43         3.48      3.32          63          4.87        4.50         83        8.02       7.73
-----------------------------------------------------------------------------------------------------------
     44         3.53      3.35          64          4.98        4.60         84        8.18       7.93
-----------------------------------------------------------------------------------------------------------
     45         3.57      3.39          65          5.10        4.71         85        8.33       8.12
-----------------------------------------------------------------------------------------------------------
     46         3.62      3.43          66          5.23        4.82         86        8.48       8.29
-----------------------------------------------------------------------------------------------------------
     47         3.67      3.47          67          5.36        4.94         87        8.62       8.46
-----------------------------------------------------------------------------------------------------------
     48         3.72      3.51          68          5.49        5.06         88        8.75       8.61
-----------------------------------------------------------------------------------------------------------
     49         3.77      3.56          69          5.64        5.19         89        8.87       8.75
-----------------------------------------------------------------------------------------------------------
     50         3.83      3.61          70          5.78        5.33         90        8.98       8.88
-----------------------------------------------------------------------------------------------------------
     51         3.88      3.66          71          5.94        5.48         91        9.08       8.99
-----------------------------------------------------------------------------------------------------------
     52         3.95      3.71          72          6.10        5.63         92        9.16       9.09
-----------------------------------------------------------------------------------------------------------
     53         4.01      3.76          73          6.26        5.79         93        9.24       9.18
-----------------------------------------------------------------------------------------------------------
     54         4.08      3.82          74          6.43        5.96         94        9.32       9.26
-----------------------------------------------------------------------------------------------------------
     55         4.15      3.88          75          6.60        6.14         95        9.38       9.33
-----------------------------------------------------------------------------------------------------------
     56         4.22      3.94          76          6.78        6.33
-----------------------------------------------------------------------------------------------------------
     57         4.30      4.01          77          6.95        6.52
-----------------------------------------------------------------------------------------------------------
     58         4.38      4.08          78          7.13        6.71
-----------------------------------------------------------------------------------------------------------
     59         4.47      4.16          79          7.31        6.92
-----------------------------------------------------------------------------------------------------------
     60         4.56      4.24          80          7.49        7.12
-----------------------------------------------------------------------------------------------------------

                     (THIS PAGE IS INTENTIONALLY LEFT BLANK)

                          PRUCO LIFE INSURANCE COMPANY
                        2999 NORTH 44th STREET, SUITE 250
                             PHOENIX, ARIZONA 85014

                                (A Stock Company)


              INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                                NON-PARTICIPATING
           SUB-ACCOUNTS, FIXED RATE OPTIONS, AND MARKET VALUE ADJUSTED
                    ("MVA") OPTIONS ALL MAY BE MADE AVAILABLE

           IN THE ACCUMULATION PERIOD ANY PAYMENTS AND VALUES PROVIDED
              UNDER THE SUB-ACCOUNTS ARE BASED ON THEIR INVESTMENT
          PERFORMANCE AND ARE, THEREFORE, NOT GUARANTEED. PLEASE REFER
       TO THE SECTION ENTITLED "ACCOUNT VALUE IN THE SUB-ACCOUNTS" FOR A
                           MORE COMPLETE EXPLANATION.

           IN THE ACCUMULATION PERIOD ANY PAYMENTS AND VALUES PROVIDED
             UNDER THE MVA OPTIONS MAY BE SUBJECT TO A MARKET VALUE
           ADJUSTMENT. SUCH A MARKET VALUE ADJUSTMENT MAY INCREASE OR
           DECREASE ANY SUCH PAYMENTS OR VALUES. PLEASE REFER TO THE
         SECTION ENTITLED "ACCOUNT VALUE OF THE MVA OPTIONS" FOR A MORE
                              COMPLETE EXPLANATION.

        PAYOUT OPTIONS ARE SPECIFIED IN THE ANNUITY. OTHER OPTIONS MAY BE
                                 MADE AVAILABLE.

                                    SCHEDULE

ANNUITY NUMBER: [001-00001]            ISSUE DATE: [MARCH 1, 2006]

TYPE OF BUSINESS: [NON-QUALIFIED]

OWNER: [JOHN DOE]        DATE OF BIRTH:  [OCTOBER 21, 1970]       SEX:  [MALE]

OWNER: [MARY DOE]        DATE OF BIRTH:  [OCTOBER 15, 1970]       SEX:  [FEMALE]

ANNUITANT: [JOHN DOE]    DATE OF BIRTH:  [OCTOBER 21,1970]        SEX:  [MALE]

LATEST AVAILABLE ANNUITY DATE:  [THE FIRST DAY OF THE CALENDAR MONTH FIRST
        FOLLOWING THE ANNUITANT'S 95TH BIRTHDAY.]

EARLIEST AVAILABLE ANNUITY DATE:  [THREE YEARS FROM THE ISSUE DATE, OR THREE
         YEARS FROM THE DATE ANY NEW ANNUITANT BECOMES THE ANNUITANT.]

DEFAULT ANNUITY OPTION: [IN THE ABSENCE OF AN ELECTION WE RECEIVE IN GOOD ORDER, MONTHLY PAYMENTS WILL COMMENCE UNDER FIXED LIFE INCOME ANNUITY OPTION 2 WITH 120 MONTHS CERTAIN.]

PURCHASE PAYMENT:  $[10,000]

[PURCHASE PAYMENT LIMITATION: PURCHASE PAYMENTS WILL BE ACCEPTED UP TO AND INCLUDING [AGE 85] BASED ON THE OLDEST NATURAL OWNER OR THE ANNUITANT IF THE ANNUITY IS OWNED BY AN ENTITY]

MINIMUM ADDITIONAL PURCHASE PAYMENT:  $[100]

MINIMUM ADDITIONAL PURCHASE PAYMENT UNDER AUTOMATIC PURCHASE PLANS:  $[50]

MINIMUM WITHDRAWAL AMOUNT:  $[100]

MAXIMUM FREE WITHDRAWAL:  [10%]

MINIMUM SURRENDER VALUE AFTER WITHDRAWAL:  $[1,000]

MINIMUM ANNUITY PAYMENT:  $[100 PER MONTH]

MAXIMUM NUMBER OF SUB-ACCOUNTS IN WHICH YOU MAY MAINTAIN ACCOUNT
         VALUE:  [NOT APPLICABLE]

MINIMUM TRANSFER AMOUNT:  $[50.  WE RESERVE THE RIGHT TO WAIVE THE MINIMUM
         TRANSFER AMOUNT.]

MVA OPTION:  [NOT AVAILABLE]

CREDIT(S):  [NOT AVAILABLE]

CONTINGENT DEFERRED SALES CHARGE:

                  LENGTH OF TIME                     PERCENTAGE OF PURCHASE
                  SINCE PURCHASE PAYMENT             PAYMENTS BEING LIQUIDATED
                      [0-1 year                               7.0%
                       1-2 years                              7.0%
                       2-3 years                              6.0%
                       3-4 years                              5.0%
                       4 + years                              0.0%]

TRANSFER FEE:  $[10 PER TRANSFER AFTER THE TWENTIETH IN ANY ANNUITY YEAR.  WE
         RESERVE THE RIGHT TO: (1) INCREASE THE TRANSFER FEE, BUT IT WILL NOT EXCEED $20 PER TRANSFER AFTER THE EIGHTH IN ANY ANNUITY YEAR AND (2) WAIVE THE TRANSFER FEE IF THE TRANSFER IS MADE IN A MODE ACCEPTABLE TO US.]

TRANSFER AMOUNT ALLOWED FROM A FIXED RATE OPTION:  [100% OF THE ACCOUNT VALUE
         OF THE MATURING FIXED RATE OPTION ON ITS MATURITY DATE OR WITHIN 30 DAYS IMMEDIATELY AFTER THE MATURITY DATE.]

MAINTENANCE FEE: [LESSER OF $35 OR 2% OF UNADJUSTED ACCOUNT VALUE, BUT ONLY IF
         THE UNADJUSTED ACCOUNT VALUE AT THE TIME THE FEE IS DUE IS LESS THAN $100,000. WE RESERVE THE RIGHT TO: (1) INCREASE THE MAINTENANCE FEE, BUT IT WILL NOT EXCEED $50 PER ANNUITY YEAR, AND (2) CHANGE THE AMOUNT OVER WHICH WE WILL WAIVE THE MAINTENANCE FEE.]

INSURANCE CHARGE:  [1.50%]

[FIXED RATE OPTION:
         MINIMUM INTEREST CREDITING RATE: [2.0% ANNUALLY ON ALL AMOUNTS FIRST ALLOCATED OR TRANSFERRED TO A FIXED RATE OPTION PRIOR TO THE TENTH ANNIVERSARY OF THE ISSUE DATE; 3.0% ANNUALLY ON ALL AMOUNTS ALLOCATED OR TRANSFERRED TO A FIXED RATE OPTION ON OR AFTER THE TENTH ANNIVERSARY OF THE ISSUE DATE.]

         GUARANTEE PERIODS AND INITIAL INTEREST RATES AS OF THE ISSUE DATE:

                                                    INITIAL ADDITIONAL ONE-YEAR
                                                    INTEREST CREDITING RATE FOR
 GUARANTEE PERIODS        INITIAL INTEREST RATE     THE GUARANTEE PERIOD SHOWN
     [1 year                        X%                          X%
      2 years                       X%                          X%
      3 years                       X%                          X%
      4 years                       X%                          X%
      5 years                       X%                          X%
      6 years                       X%                          X%
      7 years                       X%                          X%
      8 years                       X%                          X%
      9 years                       X%                          X%
     10 years                       X%                          X%]

         THE ADDITIONAL INTEREST CREDITING RATE VARIES BASED UPON THE GUARANTEED PERIOD YOU ELECT, BUT IS CREDITED FOR ONE YEAR ONLY, BEGINNING ON THE DATE YOU ALLOCATE A PURCHASE PAYMENT, OR PART OF ONE, TO A FIXED RATE OPTION.

         PLEASE NOTE THAT THE GUARANTEE PERIODS AND CORRESPONDING INITIAL INTEREST RATES SHOWN ARE THOSE YOU SELECTED AT THE ISSUE DATE OF THIS ANNUITY. WE MAY OFFER DIFFERENT GUARANTEE PERIODS OF DIFFERENT DURATION AFTER THE ISSUE DATE. THE INITIAL INTEREST RATES SHOWN ARE EFFECTIVE ONLY AS OF THE ISSUE DATE. THE INTEREST RATES FOR NEW FIXED RATE OPTIONS MAY BE CHANGED PERIODICALLY.]

[MVA OPTION:
         MINIMUM INTEREST CREDITING RATE:  [3.0%]

         GUARANTEE PERIODS AND INITIAL INTEREST RATE AS OF THE ISSUE DATE:

         GUARANTEE PERIODS                       INITIAL INTEREST RATE
              [1 year                                     X%
               2 years                                    X%
               3 years                                    X%
               4 years                                    X%
               5 years                                    X%
               6 years                                    X%
               7 years                                    X%
               8 years                                    X%
               9 years                                    X%
              10 years                                    X%]

         PLEASE NOTE THAT THE GUARANTEE PERIODS AND CORRESPONDING INITIAL INTEREST RATES SHOWN ARE THOSE YOU SELECTED AT THE ISSUE DATE OF THIS ANNUITY. WE MAY OFFER DIFFERENT GUARANTEE PERIODS OF DIFFERENT DURATION AFTER THE ISSUE DATE. THE INITIAL INTEREST RATES SHOWN ARE EFFECTIVE ONLY AS OF THE ISSUE DATE. THE INTEREST RATES FOR NEW MVA OPTIONS MAY BE CHANGED PERIODICALLY.

         INDEX PERTAINING TO MVA OPTIONS: [THE INDEX IS BASED ON THE STRIP YIELDS PROVIDED TO US BY AN INDEPENDENT PRICING SERVICE OF OUR CHOICE AS OF THE DATE WE DECLARE A RATE OF INTEREST. THE APPLICABLE TERM (LENGTH OF TIME FROM ISSUANCE TO MATURITY) OF THE STRIPS IS THE SAME AS THE DURATION OF THE GUARANTEE PERIOD. IF NO STRIPS ARE AVAILABLE FOR SUCH TERM, STRIPS FOR THE NEXT SHORTEST TERM ARE USED. IF THE UNITED STATES TREASURY DISCONTINUES OFFERING ANY OF THE APPLICABLE CERTIFICATES OF INDEBTEDNESS UPON WHICH STRIPS ARE BASED OR IF THERE IS ANY DISRUPTION IN THE MARKET FOR STRIPS THAT WOULD HAVE AN IMPACT ON OUR ABILITY TO OBTAIN MARKET VALUATIONS FOR SUCH INSTRUMENTS, WE WILL SUBSTITUTE INDICES WHICH IN OUR OPINION ARE COMPARABLE.]

         LIQUIDITY FACTOR: [0.0025]

         BOND INDEX: [MERRILL LYNCH [1 TO 10] YEAR INVESTMENT GRADE CORPORATE BOND INDEX]]

VARIABLE SEPARATE ACCOUNT(S): [PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY
         ACCOUNT]

[MVA SEPARATE ACCOUNT: [PRUCO LIFE MODIFIED GUARANTEED ANNUITY ACCOUNT]]

OFFICE:  [PRUDENTIAL ANNUITY SERVICE CENTER
         P.O. BOX 7960
         PHILADELPHIA, PA  19176
         TOLL-FREE: 1-888-PRU-2888
         WEBSITE:  WWW.PRUDENTIAL.COM]
                   ------------------

                                    SCHEDULE

ANNUITY NUMBER: [001-00001]            ISSUE DATE: [MARCH 1, 2006]

TYPE OF BUSINESS: [NON-QUALIFIED]

OWNER: [JOHN DOE]        DATE OF BIRTH:  [OCTOBER 21, 1970]       SEX:  [MALE]

OWNER: [MARY DOE]        DATE OF BIRTH:  [OCTOBER 15, 1970]       SEX:  [FEMALE]

ANNUITANT: [JOHN DOE]    DATE OF BIRTH:  [OCTOBER 21,1970]        SEX:  [MALE]

LATEST AVAILABLE ANNUITY DATE: [THE FIRST DAY OF THE CALENDAR MONTH FIRST
         FOLLOWING THE ANNUITANT'S 95TH BIRTHDAY.]

EARLIEST AVAILABLE ANNUITY DATE:  [THREE YEARS FROM THE ISSUE DATE, OR THREE
         YEARS FROM THE DATE ANY NEW ANNUITANT BECOMES THE ANNUITANT.]

DEFAULT ANNUITY OPTION: [IN THE ABSENCE OF AN ELECTION WE RECEIVE IN GOOD ORDER, MONTHLY PAYMENTS WILL COMMENCE UNDER FIXED LIFE INCOME ANNUITY OPTION 2 WITH 120 MONTHS CERTAIN.]

PURCHASE PAYMENT:  $[10,000]

[PURCHASE PAYMENT LIMITATION: PURCHASE PAYMENTS WILL BE ACCEPTED UP TO AND INCLUDING [AGE 85] BASED ON THE OLDEST NATURAL OWNER OR THE ANNUITANT IF THE ANNUITY IS OWNED BY AN ENTITY]

MINIMUM ADDITIONAL PURCHASE PAYMENT:  $[100]

MINIMUM ADDITIONAL PURCHASE PAYMENT UNDER AUTOMATIC PURCHASE PLANS:  $[50]

MINIMUM WITHDRAWAL AMOUNT:  $[100]

MAXIMUM FREE WITHDRAWAL:  [10%]

MINIMUM SURRENDER VALUE AFTER WITHDRAWAL:  $[1,000]

MINIMUM ANNUITY PAYMENT:  $[100 PER MONTH]

MAXIMUM NUMBER OF SUB-ACCOUNTS IN WHICH YOU MAY MAINTAIN ACCOUNT
         VALUE:  [NOT APPLICABLE]

MINIMUM TRANSFER AMOUNT:  $[50.  WE RESERVE THE RIGHT TO WAIVE THE MINIMUM
         TRANSFER AMOUNT.]

MVA OPTION [NOT AVAILABLE]

CONTINGENT DEFERRED SALES CHARGE:

         LENGTH OF TIME                     PERCENTAGE OF PURCHASE
         SINCE PURCHASE PAYMENT             PAYMENTS BEING LIQUIDATED
              [0-1 year                             9.0%
               1-2 years                            8.5%
               2-3 years                            8.0%
               3-4 years                            7.0%
               4-5 years                            6.0%
               5-6 years                            5.0%
               6-7 years                            4.0%
               7-8 years                            3.0%
               8-9 years                            2.0%
               9 + years                            0.0%]

CREDITS:

[WE ADD A CREDIT TO YOUR ANNUITY WITH EACH PURCHASE PAYMENT RECEIVED. EACH CREDIT IS ALLOCATED TO ACCOUNT VALUE WHEN THE APPLICABLE PURCHASE PAYMENT IS APPLIED TO YOUR ACCOUNT VALUE. CREDITS ARE APPLIED PRO-RATA TO THE ALLOCATION OPTIONS IN THE SAME RATIO AS THE APPLICABLE PURCHASE PAYMENT.

          WE REDUCE THE AMOUNT AVAILABLE AS A DEATH BENEFIT, OTHER THAN
       THE MINIMUM DEATH BENEFIT PROVIDED BY THIS ANNUITY, BY ANY CREDITS
           APPLIED WITHIN 12 MONTHS OF THE DECEDENT'S DATE OF DEATH.
          HOWEVER, WE MAY REDUCE THE AMOUNT OF ANY BENEFIT PROVIDED BY
         RIDER OR ENDORSEMENT BY ANY CREDIT IN ACCORDANCE WITH THE TERMS
                         OF SUCH RIDER OR ENDORSEMENT.

IF YOU EXERCISE YOUR RIGHT TO CANCEL THIS ANNUITY UNDER THE RIGHT TO CANCEL PROVISION, THE AMOUNT PAYABLE IS REDUCED BY ANY CREDIT APPLIED.

         IF THE SOLE OWNER OR THE OLDER OF THE OWNER OR CO-OWNER IS AGE [80 OR YOUNGER] AT THE TIME EACH PURCHASE PAYMENT IS RECEIVED, WE WILL ADD A CREDIT EQUAL TO [5.0%] OF THAT PURCHASE PAYMENT.

         IF THE SOLE OWNER OR THE OLDER OF THE OWNER OR CO-OWNER IS BETWEEN AGES [81 AND 85] AT THE TIME EACH PURCHASE PAYMENT IS RECEIVED, WE WILL ADD A CREDIT EQUAL TO [3.0%] OF THAT PURCHASE PAYMENT.

         THE MAXIMUM AGE AT WHICH WE ADD A CREDIT IS AGE [85].]

TRANSFER FEE:  $[10 PER TRANSFER AFTER THE TWENTIETH IN ANY ANNUITY YEAR.  WE
         RESERVE THE RIGHT TO: (1) INCREASE THE TRANSFER FEE, BUT IT WILL NOT EXCEED $20 PER TRANSFER AFTER THE EIGHTH IN ANY ANNUITY YEAR AND (2) WAIVE THE TRANSFER FEE IF THE TRANSFER IS MADE IN A MODE ACCEPTABLE TO US.]

TRANSFER AMOUNT ALLOWED FROM A FIXED RATE OPTION:  [100% OF THE ACCOUNT VALUE OF
         THE MATURING FIXED RATE OPTION ON ITS MATURITY DATE OR WITHIN 30
         DAYS IMMEDIATELY AFTER THE MATURITY DATE.]

MAINTENANCE FEE: [LESSER OF $35 OR 2% OF UNADJUSTED ACCOUNT VALUE, BUT ONLY IF
         THE UNADJUSTED ACCOUNT VALUE AT THE TIME THE FEE IS DUE IS LESS THAN $100,000. WE RESERVE THE RIGHT TO: (1) INCREASE THE MAINTENANCE FEE, BUT IT WILL NOT EXCEED $50 PER ANNUITY YEAR, AND (2) CHANGE THE AMOUNT OVER WHICH WE WILL WAIVE THE MAINTENANCE FEE.]

INSURANCE CHARGE: [1.55%]

[FIXED RATE OPTION: MINIMUM INTEREST CREDITING RATE:  [2.0% ANNUALLY ON ALL
         AMOUNTS FIRST ALLOCATED OR TRANSFERRED TO THE FIXED RATE OPTION PRIOR TO THE TENTH ANNIVERSARY OF THE ISSUE DATE; 3.0% ANNUALLY ON ALL AMOUNTS ALLOCATED OR TRANSFERRED TO THE FIXED RATE OPTION ON OR AFTER THE TENTH ANNIVERSARY OF THE ISSUE DATE.]

         GUARANTEE PERIODS AND INITIAL INTEREST RATES AS OF THE ISSUE DATE:

                                                    INITIAL ADDITIONAL ONE-YEAR
                                                    INTEREST CREDITING RATE FOR
 GUARANTEE PERIODS        INITIAL INTEREST RATE     THE GUARANTEE PERIOD SHOWN
      [1 year                       X%                          X%
       2 years                      X%                          X%
       3 years                      X%                          X%
       4 years                      X%                          X%
       5 years                      X%                          X%
       6 years                      X%                          X%
       7 years                      X%                          X%
       8 years                      X%                          X%
       9 years                      X%                          X%
       10 years                     X%                          X%]

       THE ADDITIONAL INTEREST CREDITING RATE VARIES BASED ON THE GUARANTEE PERIOD YOU ELECT, BUT IS CREDITED FOR ONE YEAR ONLY, BEGINNING ON THE DATE YOU ALLOCATE APURCHASE PAYMENT, OR PART OF ONE, TO A FIXED RATE OPTION.

       PLEASE NOTE THAT THE GUARANTEE PERIODS AND CORRESPONDING INITIAL INTEREST RATES SHOWN ARE THOSE YOU SELECTED AT THE ISSUE DATE OF THIS ANNUITY. WE MAY OFFER DIFFERENT GUARANTEE PERIODS OF DIFFERENT DURATION AFTER THE ISSUE DATE. THE INITIAL INTEREST RATES SHOWN ARE EFFECTIVE ONLY AS OF THE ISSUE DATE. THE INTEREST RATES FOR NEW FIXED RATE OPTIONS MAY BE CHANGED PERIODICALLY.]

 [MVA OPTION:
         MINIMUM INTEREST CREDITING RATE:  [3.0%]

         GUARANTEE PERIODS AND INITIAL INTEREST RATE AS OF THE ISSUE DATE:

         GUARANTEE PERIODS                      INITIAL INTEREST RATE
              [1 year                                    X%
               2 years                                   X%
               3 years                                   X%
               4 years                                   X%
               5 years                                   X%
               6 years                                   X%
               7 years                                   X%
               8 years                                   X%
               9 years                                   X%
              10 years                                   X%]

         PLEASE NOTE THAT THE GUARANTEE PERIODS AND CORRESPONDING INITIAL INTEREST RATES SHOWN ARE THOSE YOU SELECTED AT THE ISSUE DATE OF THIS ANNUITY. WE MAY OFFER DIFFERENT GUARANTEE PERIODS OF DIFFERENT DURATION AFTER THE ISSUE DATE. THE INITIAL INTEREST RATES SHOWN ARE EFFECTIVE ONLY AS OF THE ISSUE DATE. THE INTEREST RATES FOR NEW MVA OPTIONS MAY BE CHANGED PERIODICALLY.

         INDEX PERTAINING TO MVA OPTIONS: [THE INDEX IS BASED ON THE STRIP YIELDS PROVIDED TO US BY AN INDEPENDENT PRICING SERVICE OF OUR CHOICE AS OF THE DATE WE DECLARE A RATE OF INTEREST. THE APPLICABLE TERM (LENGTH OF TIME FROM ISSUANCE TO MATURITY) OF THE STRIPS IS THE SAME AS THE DURATION OF THE GUARANTEE PERIOD. IF NO STRIPS ARE AVAILABLE FOR SUCH TERM, STRIPS FOR THE NEXT SHORTEST TERM ARE USED. IF THE UNITED STATES TREASURY DISCONTINUES OFFERING ANY OF THE APPLICABLE CERTIFICATES OF INDEBTEDNESS UPON WHICH STRIPS ARE BASED OR IF THERE IS ANY DISRUPTION IN THE MARKET FOR STRIPS THAT WOULD HAVE AN IMPACT ON OUR ABILITY TO OBTAIN MARKET VALUATIONS FOR SUCH INSTRUMENTS, WE WILL SUBSTITUTE INDICES WHICH IN OUR OPINION ARE COMPARABLE.]

         LIQUIDITY FACTOR: [0.0025]

         BOND INDEX: [MERRILL LYNCH [1 TO 10] YEAR INVESTMENT GRADE CORPORATE BOND INDEX]]

VARIABLE SEPARATE ACCOUNT(S): [PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY
         ACCOUNT]

[MVA SEPARATE ACCOUNT:  [PRUCO LIFE MODIFIED GUARANTEED ANNUITY ACCOUNT]]

OFFICE:  [PRUDENTIAL ANNUITY SERVICE CENTER
         P.O. BOX 7960
         PHILADELPHIA, PA  19176
         TOLL-FREE: 1-888-PRU-2888
         WEBSITE:  WWW.PRUDENTIAL.COM]
                   ------------------